Exhibit 10.34
[PORTIONS HEREIN IDENTIFIED BY [***] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.]

FIRST AMENDMENT
TO
CREDIT AND SECURITY AGREEMENT

    THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT, dated as of June 6, 2012 (this “Amendment”), is entered into by and between RED IRON ACCEPTANCE, LLC, a Delaware limited liability company (“Borrower”), and TCF INVENTORY FINANCE, INC. (“Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as hereinafter defined).

RECITALS

A.    Borrower and Lender are parties to that certain Credit and Security Agreement, dated as of August 12, 2009 (the “Credit Agreement”).

B.    The parties hereto have agreed to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Amendments.

(a)    Extension of Maturity Date. The first sentence of Section 2.01(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(a)    Revolving Loan Availability. Subject to the terms and conditions of this Agreement, Lender agrees to advance to Borrower from time to time during the period beginning on the Closing Date and ending on October 31, 2017, or such earlier date on which the LLC Term shall end (such date or such earlier date, if applicable, the “Revolving Loan Maturity Date”), such loans as Borrower may request under this Section 2.01 (individually, a “Revolving Loan”); provided, however, that the aggregate principal amount of all Revolving Loans outstanding at any time shall not exceed the Commitment at such time.”

(b)    Most Favored Customer Pricing.
(i)    The following sentence is added to the end of Section 2.01(c) of the Credit Agreement:
“If Lender desires to decrease the TCFIF Rate in order to comply with the requirements of Section 2.8(b) of the Joint Venture Agreement, such decrease shall be effective as of the date TCFIF or an Affiliate of TCFIF provides financing of the nature described in such Section 2.8(b) at a non-default interest rate lower than the TCFIF Rate then in effect.”
(ii)    The defined term “TCFIF Rate” in Schedule 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:
“TCFIF Rate” shall mean [***], as such rate may be reduced pursuant to Section 2.01(c).”
(c)    Change of Illinois Office.

(i)    Section 4.01(q) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(q) Records Regarding Collateral. Borrower keeps and maintains its books and records regarding its accounts and chattel paper at its chief executive office in Schaumburg, Illinois or at its office in Bloomington, Minnesota. The only locations at which any Collateral is located are at its offices in Bloomington, Minnesota and Schaumburg, Illinois.”

(ii)    Section 5.01(f)(iv) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(iv) maintain its chief executive office and principal place of business in Schaumburg, Illinois.”

2.    Affirmation of Credit Agreement; Further References. The parties hereto each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects, and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement (including references in the Credit Agreement to the terms thereof) are hereby amended to refer to the Credit Agreement as amended by this Amendment.

3.    Entire Agreement. This Amendment, on and after the date hereof, contains all of the understandings and agreements of whatsoever kind and nature existing among the parties hereto with respect to this Amendment, the subject matter hereof, and the rights, interests, understandings, agreements and obligations of the parties hereto pertaining to the subject matter hereof with the effect that this Amendment shall control with respect to the specific subjects hereof.

4.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in portable document format (.pdf) shall be as effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                        RED IRON ACCEPTANCE, LLC

                        By: /s/ Mark J. Wrend
                        Name: Mark J. Wrend
                        Its: Manager

                        TCF INVENTORY FINANCE, INC.

                        By: /s/     Rosario A. Perrelli
                        Name: Rosario A. Perrelli
                        Its: President and Chief Executive Officer

First Amendment to Credit and Security Agreement